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                                                                   Exhibit 10.35

                           QUALITY DISTRIBUTION, INC.

                      2003 RESTRICTED STOCK INCENTIVE PLAN

1.   PURPOSE OF PLAN

     The purpose of the Quality Distribution, Inc. 2003 Restricted Stock Incentive Plan (this "Plan") is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of shares of restricted stock (the "Restricted Stock") to attract, motivate, retain and reward selected employees and other eligible persons of the Company. As used herein, "Corporation" means Quality Distribution, Inc., a Florida corporation; "Subsidiary" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; "Company" means the Corporation and its Subsidiaries, collectively; and "Board" means the Board of Directors of the Corporation.

2.   ELIGIBILITY

     The Administrator (as such term is defined in Section 3.1) may grant Restricted Stock under this Plan only to those persons that the Administrator determines to be Eligible Persons. An "Eligible Person" is any person who is either: (a) an officer (whether or not a director) or employee of the Company employed in such capacity on such Restricted Stock Award Date (as defined below); (b) a director of the Company; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital-raising transaction or as a market maker or promoter of the Company's securities) to the Company and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation's compliance with any other applicable laws. An Eligible Person who has been granted a Restricted Stock award (a "participant") may, if otherwise eligible, be granted additional shares of Restricted Stock if the Administrator shall so determine.

3.   PLAN ADMINISTRATION

     3.1 The Administrator. This Plan shall be administered by, and all Restricted Stock awarded under this Plan shall be authorized by, the Administrator. The "Administrator" means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Florida Business Company Act and any other applicable law, its powers under this Plan (a) to designate the officers and

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          employees of the Company who will receive grants of Restricted Stock, and (b) to determine the number of shares of Restricted Stock to be received by them, pursuant to a resolution that specifies the total number of shares of Restricted Stock that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Restricted Stock. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

     3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of shares of Restricted Stock and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

          (a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive shares of Restricted Stock under this Plan;

          (b) grant shares of Restricted Stock to Eligible Persons, determine the price at which shares of Restricted Stock will be offered or awarded and the number of shares of Restricted Stock to be awarded to any of such Eligible Persons, determine the other specific terms and conditions of such Restricted Stock consistent with the express limits of this Plan, establish the installments (if any) in which such shares of Restricted Stock shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Restricted Stock;

          (c) approve the forms of Restricted Stock award agreements (the "Restricted Stock Award Agreements"), which need not be identical among participants;

          (d) construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Restricted Stock granted under this Plan;

          (e) cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding shares of Restricted Stock, subject to any required consent under Section 8.6.5;

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          (f)  accelerate or extend the vesting of any or all such outstanding shares of Restricted Stock in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

          (g) adjust the number of shares of Restricted Stock subject to any Restricted Stock award, adjust the price of any or all outstanding shares of Restricted Stock or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6;

          (h) determine the date of grant of shares of Restricted Stock, which may be a designated date after but not before the date of the Administrator's action (unless otherwise designated by the Administrator, the date of grant of shares of Restricted Stock shall be the date upon which the Administrator took the action granting such shares of Restricted Stock);

          (i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of shares of Restricted Stock upon the occurrence of an event of the type described in Section 7;

          (j) acquire or settle (subject to Sections 7 and 8.6) rights under Restricted Stock in cash, stock of equivalent value, or other consideration; and

          (k) determine the fair market value of the shares of Restricted Stock awarded under this Plan from time to time and/or the manner in which such value will be determined.

     3.3 Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any shares of Restricted Stock granted under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

     3.4 Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

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     3.5  Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

4.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

     4.1 Shares Available. Subject to the provisions of Section 7.1, the Restricted Stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued common stock, no par value (the "Common Stock"), and any shares of its Common Stock held as treasury shares.

          (a) Share Limits. The aggregate number of shares of Common Stock that may be awarded to Eligible Persons under this Plan (the "Share Limit") shall not exceed $5.5 million of shares of Common Stock, such determination to be made by calculating the sum of all Award Date Values as of such date of determination. For purposes of the Plan, (i) an "Award Date Value" shall mean the aggregate fair market value on each Restricted Stock Award Date of all shares of Common Stock awarded to Eligible Persons on such date, and (ii) a "Restricted Stock Award Date" means any business day between April 1 and March 31 of the immediately succeeding year, with respect to each of 2004, 2005, 2006 and 2007, upon which an award of Restricted Stock is made to an Eligible Person.

     4.2 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award of Restricted Stock is settled in cash or a form other than shares of Common Stock, the shares of Restricted Stock that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit available for issuance under this Plan. Shares of Restricted Stock that are subject to awards which are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not delivered under this Plan shall again be available for subsequent awards under this Plan.

     4.3 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation's obligations and contingent obligations to deliver shares of Restricted Stock (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). The Corporation has initially reserved 500,000 shares of Common Stock for issuance under this Plan. No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Restricted Stock awards under this Plan.

5.   AWARDS

     5.1 Type of Awards. The Administrator shall award grants of Restricted Stock under this Plan, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards.

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     5.2  Restricted Stock Award Agreements. Each Restricted Stock award shall be evidenced by a written Restricted Stock Award Agreement in the form approved by the Administrator and executed on behalf of the Corporation and by the recipient of the Restricted Stock award. The Administrator may authorize any officer of the Corporation (other than the particular Restricted Stock award recipient) to execute any or all Restricted Stock Award Agreements on behalf of the Corporation. The Restricted Stock Award Agreement shall set forth the material terms and conditions of such Restricted Stock award as established by the Administrator consistent with the express limitations of this Plan.

     5.3 Deferrals and Settlements. Restricted Stock awards may be in the form of cash, shares of Restricted Stock or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares of Restricted Stock or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

     5.4 Consideration for Common Stock or Restricted Stock Awards. The purchase price for any shares of Restricted Stock to be delivered pursuant to a Restricted Stock award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

          (a) services rendered by the recipient of such Restricted Stock award;

          (b) cash, check payable to the order of the Corporation, or electronic funds transfer;

          (c) notice and third party payment in such manner as may be authorized by the Administrator;

          (d)  the delivery of previously owned shares of Common Stock;

          (e) by a reduction in the number of shares otherwise deliverable pursuant to the Restricted Stock award; or

          (f) subject to such procedures as the Administrator may adopt, pursuant to a "cashless exercise" with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase of Restricted Stock awards.

          In no event shall any shares newly issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the purchase price therefor, any related withholding obligations under Section 8.5 and any other conditions to purchase have been satisfied. Unless otherwise expressly

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          provided in the applicable Restricted Stock Award Agreement, the
          Administrator may at any time eliminate or limit a participant's ability to pay the purchase price of any shares of Restricted Stock by any method other than cash payment to the Corporation.

     5.5 Definition of Fair Market Value. For purposes of this Plan, "fair market value" on any date shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the following:

          (a) if the Common Stock is publicly traded: (1) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the Common Stock on the Composite Tape, as published in the Eastern Edition of The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such stock; (2) if the Common Stock is not listed or admitted to trade on a national securities exchange, the last price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (3) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the Common Stock on such date, as furnished by the NASD or a similar organization; or

          (b) if the Common Stock is not publicly traded or the NASD or a similar organization does not furnish the mean between the bid and asked prices for the Common Stock on such date, the fair market value of the Common Stock as determined by the Administrator in good faith. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

          The Administrator also may adopt a different methodology for determining fair market value with respect to one or more Restricted Stock awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards of shares of Restricted Stock will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

     5.6  Transfer Restrictions.

          5.6.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6, by applicable law and by the applicable Restricted Stock Award Agreement, as the same may be amended, (a)

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          all Restricted Stock awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; and (b) amounts payable or shares issuable pursuant to any Restricted Stock awards shall be delivered only to (or for the account of) the participant.

          5.6.2 Exceptions. The Administrator may permit awards to be granted to certain persons or entities related to the participant, including, but not limited to, members of the participant's immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant's immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation's ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.6.3, Restricted Stock awards shall be subject to any and all additional transfer restrictions under the Internal Revenue Code of 1986, as amended (the "Code") to the extent necessary to maintain the intended tax consequences of such awards.

          5.6.3 Further Exceptions to Limits on Transfer. The transfer restrictions in Section 5.6.1 shall not apply to:

                (a)  transfers to the Corporation,

                (b) the designation of a beneficiary to receive benefits in the event of the participant's death or, if the participant has died, transfers to the participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                (c) transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator, or

                (d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative.

     5.7 International Awards. One or more Restricted Stock awards may be granted to Eligible Persons who provide services to the Company outside of the United States. Any Restricted Stock awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

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6.   EFFECT OF TERMINATION OF SERVICE ON AWARDS

     6.1 General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Restricted Stock award under this Plan and in so doing may make distinctions based upon the cause of termination. If the participant is not an employee of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless an agreement (whether employment or otherwise) or the Restricted Stock Award Agreement otherwise provides) of whether the participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

     6.2 Events Not Deemed Terminations of Service. Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the Restricted Stock award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall a Restricted Stock award be granted after the expiration of the term set forth in the Restricted Stock Award Agreement.

     6.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any Restricted Stock award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary's change in status.

7.   ADJUSTMENTS; ACCELERATION

     7.1 Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

          (a) proportionately adjust any or all of (1) the number and type of shares of Common Stock that thereafter may be made the subject of Restricted Stock awards, (2) the amount of shares of Common Stock subject to any or all outstanding Restricted Stock awards, (3) the grant of any or all

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               outstanding Restricted Stock awards, or (4) the securities, cash or other property deliverable upon payment of any outstanding Restricted Stock awards, or

          (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Restricted Stock awards or the cash, securities or property deliverable to the holder of any or all outstanding Restricted Stock awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

          The Administrator may adopt such valuation methodologies for outstanding Restricted Stock awards as it deems reasonable in the event of a cash or property settlement and may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the base price of the Restricted Stock award.

          In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

     7.2 Automatic Acceleration of Awards. In the event of the dissolution or liquidation of the Corporation, a reorganization, merger or consolidation in which the Corporation is not the surviving corporation, or a sale of all or substantially all of the capital stock or assets of the Corporation to another person or entity (each a "Change of Control Event"), then, unless otherwise provided in the applicable Restricted Stock Award Agreement, any unvested shares of Restricted Stock held by an Eligible Person shall automatically vest free of restrictions upon the earlier to occur of (a) the first anniversary of the effective date of any such Change in Control Event, so long as such Eligible Person continues to be a director, officer or employee of, advisor to, or independent consultant to the Company on such date, as the case may be and (b) the termination of such Eligible Person by the Company (other than for Cause (as defined in Section 7.5)) prior to the first anniversary of the effective date of any such Change in Control Event.

     7.3 Early Termination of Awards. Any Restricted Stock award that has been accelerated as required or contemplated by Section 7.2 (or would have been so accelerated but for Section 7.4, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Restricted Stock award.

     7.4 Other Acceleration Rules. Any acceleration of Restricted Stock awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require,

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          may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the Change of Control Event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of a Restricted Stock award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, and/or 7.6 by express provision in the Restricted Stock Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Restricted Stock Award Agreement or otherwise, in such circumstances as the Administrator may approve.

     7.5 Termination of Employment in Connection With a Change in Control Event. If, prior to a Change in Control Event, any participant's employment is terminated by the Company for any reason other than Cause or the Disability of the participant after the announcement of but not more than 90 days before the consummation of such Change in Control Event, then upon (or immediately prior to and subject to) the consummation of the event, any Restricted Stock awards held by the participant prior to the termination of his or her employment that were unvested and terminated in connection with such termination of employment shall be deemed reinstated and fully vested at such time, but without extension of any other early termination or expiration provisions of the participant's Restricted Stock Award Agreement or of the other provisions of this Plan. Any such reinstated Restricted Stock awards shall remain subject to the other adjustment, termination and settlement provisions of the Restricted Stock award and this
          Section 7 in connection with the subject Change in Control Event or any applicable, subsequent event. Notwithstanding the foregoing, in no event shall a Restricted Stock award be reinstated or extended beyond its final expiration date.

          For purposes of this Plan, "Cause" means, with respect to any participant, the termination of such participant's relationship with the Company because of (i) the commission by such participant of any act of fraud, theft or financial dishonesty with respect to the Company, or such participant has been convicted of, or plead guilty to, a felony, (ii) any material breach by such participant of any material provision of any agreement or understanding (whether employment or otherwise) between the Company on the one hand and such participant on the other hand (whether written or oral) regarding the terms of such participant's service as a director, officer or employee of, or advisor, independent consultant or independent contractor to, the Company, including, without limitation, the willful and continued failure or refusal of such participant to perform the material duties required of such participant as a director, officer or employee of, or as an advisor, independent consultant or independent contractor to, the Company, other than as a result of such participant having a Disability (as defined below), or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company on the one hand and such participant on the other hand,
          (iii) such participant's intentional or willful disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company, or (iv) any other misconduct by such participant which is otherwise materially injurious to the financial condition or business

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          reputation of, or is otherwise materially injurious to, the Company.
          "Disability" means a total disability within the meaning of Section 22(e)(3) of the Code.

     7.6 Possible Rescission of Acceleration. If the vesting of a Restricted Stock award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and otherwise unvested awards.

     7.7 Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall a Restricted Stock award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company because of
          Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute "parachute payments" as defined in Section 280G of the Code, then the participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code. Notwithstanding the foregoing, an employment or other agreement with the participant may expressly provide for benefits in excess of amounts determined by applying the foregoing Section 280G limitations.

8.   OTHER PROVISIONS

     8.1 Compliance with Laws. This Plan, the granting and vesting of Restricted Stock awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Restricted Stock awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any Restricted Stock under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

     8.2 Employment Status. No person shall have any claim or rights to be granted a Restricted Stock award (or additional Restricted Stock awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

     8.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Restricted Stock award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of

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          employment or other service or affect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change a person's compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than a Restricted Stock Award Agreement.

     8.4 Plan Not Funded. Restricted Stock awards granted under this Plan shall be payable in shares of Restricted Stock, and no special or separate reserve, fund or deposit shall be made to assure payment of such Restricted Stock awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Restricted Stock award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive shares of Restricted Stock pursuant to any Restricted Stock award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

     8.5 Tax Withholding. Upon any vesting or payment of any Restricted Stock award the Company shall have the right at its option to:

          (a) require the participant (or the participant's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Restricted Stock award event or payment; or

          (b) deduct from any amount otherwise payable in cash to the participant (or the participant's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

          In any case where a tax is required to be withheld in connection with the delivery of shares of Restricted Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the Restricted Stock award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value necessary to satisfy the minimum applicable withholding obligation on vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator's approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the vesting or payment of any Restricted Stock

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

          award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

     8.6  Effective Date, Termination and Suspension, Amendments.

          8.6.1 Effective Date. This Plan is effective as of the date of its approval by the Board (the "Effective Date"). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Restricted Stock awards may be granted under this Plan, but previously granted Restricted Stock awards (and the authority of the Administrator with respect thereto, including the authority to amend such Restricted Stock awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

          8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Restricted Stock awards may be granted during any period that the Board suspends this Plan.

          8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

          8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Restricted Stock awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of Restricted Stock awards. Any amendment or other action that would constitute a repricing of a Restricted Stock award is subject to the limitations set forth in
          Section 3.2(g).

          8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Restricted Stock award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any Restricted Stock award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

     8.7 Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of

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

          stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

     8.8  Governing Law; Construction; Severability.

          8.8.1 Choice of Law. This Plan, the Restricted Stock awards, all documents evidencing Restricted Stock awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Florida.

          8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

          8.8.3 Plan Construction.

                (a) Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of Restricted Stock awards or events under Restricted Stock awards if a Restricted Stock award or event does not so qualify.

     8.9 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Restricted Stock awards may be granted to Eligible Persons under this Plan in substitution for or in connection with restricted stock granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Restricted Stock awards so granted need not comply with other specific terms of this Plan, provided the Restricted Stock awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Restricted Stock awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding Restricted Stock awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof)

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

          in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

     8.11 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Restricted Stock awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

     8.12 No Corporate Action Restriction. The existence of this Plan, the Restricted Stock Award Agreements and the Restricted Stock awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any Restricted Stock award or Restricted Stock Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

     8.13 Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under a Restricted Stock award made pursuant to this Plan shall not be deemed a part of a participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Restricted Stock awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its subsidiaries.

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